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                                                                    Exhibit 99.2


    PLEASE MARK VOTES
/X/ AS IN THIS EXAMPLE.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL SET FORTH BELOW.

1. For approval of the Agreement and Plan of     FOR     AGAINST     ABSTAIN
   Merger dated as of August 1, 2001 among       / /       / /         / /
   Teradyne, Inc., Radio Acquisition Corp.
   and GenRad, Inc.

MARK HERE FOR ADDRESS CHANGE   / /
AND NOTE AT LEFT

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


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SIGNATURE(S)                         DATE

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                                     PROXY

                                  GENRAD, INC.

                  7 Technology Park Drive, Westford, MA 01886

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS,
           WHICH RECOMMENDS APPROVAL OF THE PROPOSAL CONTAINED HEREIN

The undersigned appoints Walter A. Shephard and Lori B. Hannay, and each of them as proxies of the undersigned with full power of substitution to vote as designated herein all shares of common stock which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of GenRad, Inc. to be held on Friday, October 26, 2001 at 11:00 a.m. at the executive offices of GenRad, Inc., 7 Technology Park Drive, Westford, Massachusetts, and any adjournment or adjournments thereof (the "Meeting"). The undersigned acknowledges receipt of GenRad's proxy statement - prospectus which was mailed to shareholders herewith. The proxies are further authorized to vote, in their discretion in accordance with applicable law, upon such other business as may properly come before the Meeting.

Please return this card in the enclosed postage paid envelope to MacKenzie Partners, Inc. Proxy Tabulation, Madison Square Station, PO Box 865, New York, NY 10160-1051.


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SEE REVERSE      (Continued, and to be Signed on Reverse Side)       SEE REVERSE
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